Exhibit 99.2

September 19, 2008

To the Board of Directors of Ambassadors International, Inc.:

I hereby tender my resignation from the Board of Directors of Ambassadors International, Inc. and as Chairman of its Audit Committee effective immediately.

Respectfully,

By: /s/ Kevin M. Luebbers

Kevin M. Luebbers